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                                                                     EXHIBIT 5.1

                         [LETTERHEAD KERRY R. BRITTAIN]

                                  May 25, 2004

Harvest Natural Resources, Inc.
15835 Park Ten Place Drive, Suite 115
Houston, Texas 77084


Gentlemen:

     I am the Senior Vice President, General Counsel and Corporate Secretary of Harvest Natural Resources, Inc., a Delaware corporation (the "Registrant"), and in such capacity, I have acted as counsel for the Registrant in connection with the registration under the Securities Act of 1933 of 1,750,000 shares of the Registrant's common stock, par value $0.01 per share (the "Shares"), which are to be offered upon the terms and subject to the conditions set forth in the Harvest Natural Resources 2004 Long Term Incentive Plan (the "Plan").

     In connection therewith, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Amended and Restated Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, as amended, the Plan, the records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein. I also have examined the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                    Very truly yours,

                                                    /s/ Kerry R. Brittain

                                                    Kerry R. Brittain